Exhibit 10.3

AMERICAN WELL CORPORATION

AGREEMENT made as of the                                              , between American Well Corporation (the “Company”), a Delaware corporation, and                                                      , an employee of the Company (the “Employee”).

WHEREAS, the Company desires to grant to the Employee an Option to purchase shares of its common stock, $0.01 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”);

WHEREAS, the Company and the Employee understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Employee each intend that the Option granted herein qualify as an ISO.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION.

The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of                                                   Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

2. PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be                                          per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 8 of the Plan.

3. EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4. TERM OF OPTION.

The Option shall terminate ten (10) years from the date of this Agreement or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five (5) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Employee or termination of the Employee’s employment for “cause” (as defined in the Plan)), the Option may be exercised, if it has not previously terminated, within three (3) months after the date the Employee ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment.

Notwithstanding the foregoing, in the event of the Employee’s Disability or death within three (3) months after the termination of employment, the Employee or the Employee’s Survivors may exercise the Option within one (1) year after the date of the Employee’s termination of employment, but in no event after the date of expiration of the term of the Option.

In the event the Employee’s employment is terminated by the Employee’s employer for “cause” (as defined in the Plan), the Employee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Employee is notified his or her employment is terminated for “cause,” and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee’s termination as an employee, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee’s termination, the Employee engaged in conduct which would constitute “cause,” then the Employee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the Employee’s termination of employment or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a) to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Employee not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Employee’s Survivors within one (1) year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

(x) to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Employee not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Employee’s date of death.

5. METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 8 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6. PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7. NON-ASSIGNABILITY.

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution. The Option shall be exercisable, during the Employee’s lifetime, only by the Employee (or, in the event of legal incapacity or incompetency, by the Employee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9. ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10. TAXES.

The Employee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee’s responsibility.

In the event of a Disqualifying Disposition (as defined in Section 15 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Employee on exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under-withheld.

11. PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Shares acquired by the Employee pursuant to the exercise of the Option granted hereby shall not be transferred by the Employee except as permitted herein.

12.2 In the event of the Employee’s termination of employment for any reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of employment, Disability or death in accordance with Section 4 hereof). In the event the Company does not, upon the termination of employment of the Employee (as described above), exercise its option pursuant to this Section 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Employee for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 12.2:

(i) The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of termination of employment, provided, however, in the event of a termination by the Company for “cause” (as defined in the Plan), the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Purchase Price.

(ii) The Company’s option to repurchase the Employee’s Shares in the event of termination of employment shall be valid for a period of eighteen (18) months commencing with the date of such termination of employment.

(iii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Employee’s Shares under this Section 12.2, the Company shall notify the Employee, or in case of death, his or her Survivor, in writing of its intent to repurchase the Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 12.2(ii) for exercise of the Company’s option to repurchase.

(iv) The written notice to the Employee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”). The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Employee or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Employee or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his or her successor in interest.

12.3 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Employee that the following restrictions be complied with (except as hereinafter otherwise provided):

(i) No Shares owned by the Employee may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii) Before selling or otherwise transferring all or part of the Shares, the Employee shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Employee. Such notice shall constitute a binding offer by the Employee to sell to the Company such number of the Shares then held by the Employee as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Employee by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Employee as to whether such offer has been accepted in whole by the Company within sixty (60) days after its receipt of written notice from the Employee. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 12.3 have been held by the Employee for less than six (6) months, then the Closing Date may be extended by the Company until no more than ten (10) days after such Shares have been held by the Employee for six (6) months. The place for such closing shall be at the Company’s principal office. At such closing, the Employee shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

(iii) If the Company shall fail to accept any such offer, the Employee shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Employee’s notice, provided that (i) such sale is consummated within six (6) months after the giving of notice by the Employee to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six (6) months, the provisions of this Section 12.3 shall again apply with respect to any proposed voluntary transfer of the Employee’s Shares.

(iv) The restrictions on transfer contained in this Section 12.3 shall not apply to (a) transfers by the Employee to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Employee to his or her guardian or conservator, and (c) transfers by the Employee, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(v) The provisions of this Section 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.4 In the event that the Employee or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Employee or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Employee to the Company and to treat the Employee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.5 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.6 If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.7 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.8 The provisions of Sections 12.1, 12.2 and 12.3 shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

12.9 If, in connection with a registration statement filed by the Company pursuant to the 1933 Act, the Company or its underwriter so requests, the Employee will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto.

12.10 The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.11 All certificates representing the Shares to be issued to the Employee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: “The shares represented by this certificate are subject to restrictions set forth in an Incentive Stock Option Agreement dated                                           with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13. NO OBLIGATION TO EMPLOY.

The Company is not by the Plan or this Option obligated to continue the Employee as an employee of the Company or an Affiliate. The Employee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Employee’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14. OPTION IS INTENDED TO BE AN ISO.

The parties each intend that the Option be an ISO so that the Employee (or the Employee’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Employee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-qualified Option and not as an ISO. The Employee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

15. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

16. NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

American Well Corporation

75 State Street

26th Floor

Boston, MA 02109

If to the Employee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

17. GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

18. BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

19. ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

20. MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

21. WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

22. DATA PRIVACY.

By entering into this Agreement, the Employee: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

23. CONSENT OF SPOUSE.

If the Employee is married as of the date of this Agreement, the Employee’s spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Employee marries or remarries subsequent to the date hereof, the Employee shall, not later than sixty (60) days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of Section 12.2 of this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit B.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

AMERICAN WELL CORPORATION

By:
	Name:	Roy Schoenberg
	Title:	President & CEO

Employee: